Exhibit 99.1

Jagged Peak Energy LLC Announces Private Offering of $400 Million Senior Unsecured Notes due 2026

DENVER, April 23, 2018 /PRNewswire/ — Jagged Peak Energy LLC (“JPE LLC”), a wholly-owned subsidiary of Jagged Peak Energy Inc. (NYSE: JAG) (“Jagged Peak” or the “Company”), announced today that it has commenced, subject to market conditions and other factors, a private offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2026 to eligible purchasers (the “Notes Offering”). The notes will be guaranteed on a senior unsecured basis by Jagged Peak.

The Company intends to use the net proceeds of the Notes Offering to repay borrowings under its revolving credit facility and for general corporate purposes.

The securities to be offered in the Notes Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. JPE LLC plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Jagged Peak assumes, plans, expects, believes, intends or anticipates (and other similar expressions), will, should or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements in this release include, among other things, the anticipated use of proceeds from the Notes Offering. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Jagged Peak. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and NGL prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; impact of environmental events, governmental and other third-party responses to such events and Jagged Peak’s ability to adequately insure against such events; and other such matters discussed in the “Risk Factors” section of Jagged Peak’s 2017 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. The forward-looking statements contained in this release speak as of the date of this announcement. Although Jagged Peak may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by applicable securities laws.

About Jagged Peak Energy LLC

Jagged Peak Energy LLC is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves in the Southern Delaware Basin, a sub-basin of the Permian Basin of West Texas.

CONTACT: Robert W. Howard, Executive Vice President, Chief Financial Officer, 720-215-3660, bhoward@jaggedpeakenergy.com; Ian T. Piper, Vice President, Finance and Corporate Planning, 720-215-3661, ipiper@jaggedpeakenergy.com